UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 1, 2016

NetREIT, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of NetREIT, Inc., on April 1, 2016, Mr. Kenneth W. Elsberry, Chief Financial Officer, informed the Board that he was resigning from his current position as Chief Financial Officer but will remain a Director of NetREIT, Inc. and continue the duties of Treasurer, effective immediately.  At the same meeting, the Board elected Mr. Grant Harbert to be the Chief Financial Officer.  Mr. Harbert, 41, has served as the VP of Finance since joining NetREIT, Inc. in October 2015.  Prior to joining NetREIT, Inc., Mr. Harbert served as the Director of Financial Planning and Analysis for American Assets Trust, Inc., a position he held from April 2011 until August 2015.  Mr. Harbert has a Bachelor of Science in Accounting from the University of Arizona and a Master of Science in Business Administration from San Diego State University.

As Chief Financial Officer, Mr. Harbert will receive an annual salary of $185,000, be eligible for an annual bonus, and was granted 5,000 shares of restricted stock, which shares shall vest in equal increments over a 3-year vesting period.

In connection with his resignation as Chief Financial Officer and his continuation of the duties of Treasurer, effective April 1, 2016, Mr. Elsberry’s salary will be reduced from $218,320 to $130,992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: April 4, 2016	By:	/s/ Kathryn Richman
Kathryn Richman,
Secretary